Exhibit 10.5

An Agreement made on 19th May, 2025

BETWEEN the Landlord whose name, address or registered office and description are set out in Part I of the First Schedule hereto (hereinafter called “the Landlord” which expression shall where the context admits include its successors and assigns) and the Tenant whose name, address or registered office and description are set out in Part II of the First Schedule hereto (hereinafter called “the Tenant”).

WHEREBY IT IS HEREBY MUTUALLY AGREED as follows :-

1. The Landlord shall let and the Tenant shall take all that the premises more particularly described in the Second Schedule hereto (hereinafter called “the premises”) Together with the use in common with the Landlord and all others having the like rights of such of the entrances, exits, staircases, landings, passages and lavatories (if any) and the lift service (if any and whenever the same shall be operating) in the building of which the premises form part (hereinafter called “the Building”) for the term set out in Part III of the First Schedule hereto (“the Term”) at the rent set out in Part IV of the First Schedule hereto the first of such payments to be paid on the signing of this Agreement.

2. The Tenant to the intent that the obligations may continue throughout the Term hereby agrees with the Landlord as follows :-

(a)	To pay the rent at the time and in the manner aforesaid without any deduction whatsoever.

(b)	To pay (in the event that the rent expressed to be payable by the Tenant hereunder shall be exclusive of rates as stated in Part IV of the First Schedule hereto) rates assessed by the Government of the HKSAR from time to time in respect of the premises.

(c)	To pay and discharge punctually gas, electricity, te1epf.one and water charges, meter rents and all necessary deposits for such supplies and all outgoings of an annual or recurring nature which at any time during the Term shall be or become payable in respect of the premises and the Government Rent (in the event that the rent expressed to be payable by the Tenant hereunder shall be exclusive of Government Rent as stated in Part lV of the First Schedule hereto) save and except only the Property Tax.

(d)	To pay and discharge punctually all costs, charges and expenses for the service, management and maintenance of the premises (save and except those of a capital nature) payable by the owner or occupier of the premises pursuant to or by virtue of the Deed of Mutual Covenant and Management Agreement (if any) relating to the premises (in the event that the rent expressed to be payable by the Tenant hereunder shall be exclusive of management fee as stated in Part IV of the First Schedule hereto).

(c)	To keep the whole of the interior non-structural parts of the premises including without limitation all doors, windows, skylights, locks, hinges, bolts, ceilings, floors, water pipes, water closets, electrical installations and wirings and all the Landlord’s fixtures therein in tenantable repair and condition throughout the term hereby created (fair wear and tear, inherent and latent defects excepted) and in such repair and condition to yield them up at the expiration or the sooner determination of the Term.

(f)	To use maintain and keep the window type / split type air-conditioners of the premises in a reasonable and proper manner and shall at the Tenant’s own costs be responsible for their biannual cleaning, checking, maintenance and repair and for replacement of any defective air-conditioners (unless caused by the Landlord’s act, default or negligence). Upon expiration or sooner determination of the Term, the Tenant shall be required to deliver the said air-conditioners to the Landlord in a good and tenantable repair condition (fair wear and tear, inherent and latent defects excepted) at the Tenant’s own costs to the reasonable satisfaction of the Landlord.

(g)	To keep at the expense of the Tenant the lavatories and water apparatus used exclusively by the Tenant in a good, clean and tenantable repair and condition at all times during the Term to the satisfaction of the Landlord and of the Department of Health or other Government authorities concerned.

(h)	To repair or replace any electrical installations and apparatus and any wirings of and in the premises if the same become dangerous or if so reasonably required by the Landlord or by the appropriate electricity supply company or by any Government Authority. The Tenant shall not install or permit to be installed any electrical installations and apparatus within the premises the total power consumption of which shall exceed that allowed for the premises and shall permit the Landlord and/or the Landlord’s agent to test the Tenant’s wiring in the premises at any time after reasonable notice has been given to the Tenant by the Landlord.

(i)	To paint and whitewash the internal parts of the premises or any part thereof whenever required by the Government Authorities so to do.

(j)	Not to cut, maim or injure or permit or suffer to be cut, maimed or injured any doors, windows, walls, beams, structural members or any part of the fabric of the premises or any of the plumbing or sanitary apparatus or installation included therein.

(k)	To reimburse the Landlord the cost of replacing all broken or damaged windows and/or glass panels of and in the premises if the same be broken or damaged by the negligence of the Tenant.

(l)	To pay to the Landlord on demand all costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any agent, servant, licensee or visitor of the Tenant.

(m)	To permit the Landlord and/or the Landlord’s agents at all reasonable times and upon reasonable prior notice (except in case of emergency) to enter and view the state of repair of the premises and to give or leave notice in writing upon the premises for the Tenant of all defects and wants of repair found in the premises for which the Tenant is responsible hereunder and the Tenant shall upon receipt of such notice repair and make good such defects or wants of repair within reasonable time. If the Tenant shall not after the service of such notice proceed diligently with the execution of such repairs within reasonable times the Landlord and/or the Landlord’s agent may enter upon the premises and execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

(n)	Not without the prior written consent of the Landlord (such consent shall not be unreasonably withheld) to make or permit to be made any alterations or additions (whether of structural nature or otherwise) to the premises or the external walls of the premises or any part thereof or erect, install, remove or alter any fixture, partitioning or other erection or installation in the premises or any part thereof including in particular the fixtures, machinery, meters and switchboards in the premises or in the transformer room thereof or without the like consent to flake or permit or suffer to be made alterations in or additions to the electrical wiring and installations or to install or permit or suffer to be installed any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter Provided that if such consent shall be granted by the Landlord it shall in any event be subject to the condition that the Tenant shall not cause any damage to the premises or any part thereof in addition to such other reasonable conditions as the Landlord may in its absolute discretion impose and subject to the approval of the Buildings Department or other Government Authorities (if necessary) and the Tenant shall :-

(i)	forthwith at the request of the Landlord make good any such wall, partition, fixture, installation or other part injured cut or maimed;

(ii)	forthwith at the request of the Landlord demolish and remove any alteration or addition made in breach of this Agreement and restore the premises to their previous condition at the Tenant’s own cost and expense to the satisfaction of the Landlord; and

(iii)	if required by the Landlord, at the expiration or sooner determination of the Term at the Tenant’s own cost reinstate and restore the premises to the plan and design as if such addition or alteration (or such of them as may be specified by the Landlord) had not been made and make good all damage thereto to the satisfaction of the Landlord.

(0)	To use the premises only for commercial purpose but no warranty as to fitness of the premises for the specific use as aforesaid is given or deemed to be given by the Landlord. The Tenant shall satisfy itself or shall be deemed to have satisfy itself that the premises are suitable for the purpose for which they are to be used and the Tenant shall be responsible for obtaining all necessary permits and/or licences from the appropriate Government Authorities for the user of the premises and shall at all time comply with all rules and regulations laid down by such authorities for giving such permits and shall indemnify the Landlord from and against all proceedings, actions, fines, damages, claims and demands whatsoever which may arise as a result of the non-compliance by the Tenant of such rules and regulations or any of them.

(p)	Not to carry on any business or undertaking on the premises which is now or may at any time hereafter be declared to be offensive under the Public Health and Municipal Services Ordinance or any enactment amending the same or substituted thereof and to conduct therein only such business or undertaking which is duly authorized, licensed or approved by the competent Government authorities and to comply in all respects with the conditions, terms and regulations relating to such business or undertaking or imposed on the grant of licence in respect thereof.

(q)	Not to do or permit to be done in or upon the premises or any part thereof anything which may be or become a nuisance annoyance, damage or disturbance to the Landlord or the tenants or occupiers of other portions of the Building or of other property in the neighbourhood or anywise against the laws or regulations of Hong Kong.

(r)	Not to use the premises or allow or permit or suffer the same to be used for any illegal or immoral purposes.

(s)	Not to keep or store or cause, permit or suffer to be kept or stored any arms, ammunition, gun-powder, unlawful goods, saltpeter, kerosene or other inflammable explosive or combustible substances or hazardous goods on or in any part of the premises or do or cause to be done or suffer or permit any act, deed, matter or thing whatsoever which shall amount to a breach or non-observance of the covenants, terms and conditions under which the premises are held from the Government.

(t)	To take all reasonable precautions to protect the interior of the premises against damage by storm, flood, typhoon or the like.

(u)	Not to do or permit or suffer to be done anything which may render the policy of insurance of the premises and/or the Building against fire, explosion, storm, tempest or other risks or perils void or voidable or which may render the premium for such insurance liable to increase and the Tenant shall indemnify the Landlord against such increased premium as shall have been brought about or caused by his act or default.

(v)	To be wholly responsible for and to indemnify the Landlord against any loss damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the premises or any fittings fixtures wiring or piping therein for the repair of which the Tenant is responsible hereunder or through or in and way owing to the spread of fire or smoke or the leakage or overflow of water including rain storm or sea water from the premises or any part thereof or through the act default or neglect of the Tenant its employees servants agents licensees or customers.

(w)	To effect and maintain throughout the Term insurance cover in respect of the Tenant’s obligations with a reputable insurance company to the satisfaction of the Landlord and to produce to the Landlord within 30 days from signing of this Agreement the policy of such insurance together with the receipt for the first payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting, in default of which the Landlord shall be entitled (but not obliged) at the Tenant’s expense to effect such insurance cover. The policy of such insurance shall be in the name of the Tenant and endorsed to show the interest of the Landlord and shall be in such amount as the Landlord shall from time to time stipulate and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord.

(x)	To be wholly responsible for any loss or damage to property within the premises including without limitation all furniture fixtures fittings goods chattels samples personal effects contents and stock and to effect with a reputable insurance company adequate insurance cover for the same in their full replacement value against all risks including without limitation those risks perils or under circumstances for which the Landlord’s liability is expressly or impliedly excluded under this Agreement. The Tenant undertakes to produce and make available to the Landlord as and when so required by the Landlord the policy of such insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting.

(y)	Not to use or permit or suffer to be used the premises or any part thereof as sleeping quarters or otherwise as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force and not to allow any person to remain on the premises overnight except (with the Landlord’s prior written consent) the Tenant’s night watchman.

(z)	Not to keep or permit or su.‘fer to be kept any animals or pets inside the premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin.

(aa)	Not to place or store or permit so to be done any dust bins, garbage-cans, furniture, chattels, packing cases, boxes, goods or any other articles or things or cause obstruction in the staircases, landings corridors passage ways or common parts of the Building or in any place which is not hereby exclusively let to the Tenant or to use or cause to be used the same for the purpose of drying laundry or hanging anything therein or thereon.

(bb)	Not to overload the lifts (if any) in the Building in excess of their maximum capacity and to be responsible for any damage caused by any breach of this Clause.

(cc)	Not to assign, transfer, sublet or otherwise part with possession of the premises or any part thereof to any person, firm or body corporate in any way whether by way of subletting, lending, sharing or other means whereby any person not a party to this Agreement obtains the use or possession of the premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer, subletting, sharing, assignment or parting with the possession of the premises (whether for monetary consideration or not) this Agreement shall at the discretion of the Landlord determine and the Tenant shall forthwith vacate the premises on notice to that effect from the Landlord. The tenancy hereby created shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord (which approval the Landlord may give or withhold at its absolute discretion without assigning any reason therefor), be deemed to be breaches of this Clause :-

(i)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)	In the case of a tenant who is an individual (including a sole proprietor or a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual or the admission of new partner or partners.

(iii)	In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv)	The change of the Tenant’s business name without the prior written consent of the Landlord (such consent shall not be unreasonably withheld).

(dd)	To obey, comply with and indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Government or other competent authority relating to the conduct and carrying on of the Tenant’s activities at the premises or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any agent, servant, licensee or visitor of the Tenant.

(ee)	To observe and perform and not to do or cause or permit or suffer to be done any act, deed, matter or thing whatsoever in contravention of any terms, covenants and conditions contained in the Government Lease or (as the case may be) the Conditions of Sale, Exchange or Regrant under which the premises are held from the Government or (as the case may be) in the Deed of Covenant, Deed of Mutual Covenant or Deed of Covenant and Grant or any other deed affecting the premises.

(ff)	To be wholly responsible for and to indemnify the Landlord against any proceedings, actions, claims or demands whatsoever by any person for any loss, damage, injury or loss of business caused to any person whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the premises or any fittings, fixtures or wiring therein for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water or leakage of electric current or the escape of any substance or anything or the dropping or falling of any article, object or material whatsoever including cigarette ends, glass or tiles from the premises or any part thereof or through the act, default or neglect of the Tenant, his agents, servants, licensees or visitors and the Landlord shall not be under any liability whatsoever to the Tenant or to any person whomsoever in respect of any loss, damage, injury or loss of business sustained by the Tenant his servants, agents, licensees or visitors caused by, thi’ough or in any way owing to the spread of fire or smoke or leakage or overflow of water including storm or rain water or leakage of electric current or the escape of any substance or anything or the dropping or falling of any article, object or material whatsoever including cigarette ends, glass or tiles from any premises situate in the Building or in the neighbourhood or arising from the act neglect or default of the tenants or occupiers of any other parts of the Building.

(gg)	To allow at all reasonable times within three (3) calendar months immediately preceding the expiration of the Term the prospective tenants and/or buyers to inspect the premises and allow the Landlord to exhibit where the Landlord shall think fit a notice indicating that the premises are to be let or sold and such other information in connection therewith as the Landlord shall desire, which notice the Tenant shall not deface or conceal.

3. The Landlord hereby agrees with the Tenant as follows :-

(a)	That the Tenant paying the rent hereby reserved and all other charges, payments and outgoings payable hereunder and observing and performing the terms, covenants and conditions herein contained and on his part to be observed and performed may peacefully hold and enjoy the premises during the Term without any intemiption by the Landlord or any person lawfully claiming under or in trust for it.

(b)	To pay the Government Rent, rates and management fee (in the event that the rent expressed to be payable by the Tenant hereunder shall be inclusive of Government Rent, rates and/or management fee as stated in Part IV of the First Schedule hereto) and Property Tax in respect of the premises which are now or may hereafter during the Term be imposed by any Government or other competent authority.

4. IT IS HEREBY EXPRESSLY AGREED as follows :-

(a)	The Tenant shall pay to the Landlord a sum set out in Part V of the First Schedule hereto on or before the signing of this Agreement as a security deposit (hereinafter called “the Deposit”) for the due performance and observance of the terms, covenants and conditions on the part of the Tenant herein contained. At the expiration of the Term or the sooner determination of the same, if the Tenant shall have paid all rent and all other charges, payments and outgoings payable hereunder and if there shall be no breach of any of the terms, covenants and conditions on the Tenant’s part to be observed and performed the Deposit shall be returned to the Tenant without any interest thereon within thirty (30) days from the date of delivery of vacant possession of the premises by the Tenant to the Landlord and after full settlement of all outstanding charges and other payments in respect of the premises payable by the Tenant. In the event of any breach or non-observance or non-performance of any of the terms, covenants or conditions contained in this Agreement on the part of the Tenant, the Landlord shall be entitled to terminate this Agreement and to forfeit the Deposit absolutely without prejudice to the Landlord’s rights to claim damages and other remedies against the Tenant for such breach or non-observance or non-performance. Notwithstanding the foregoing, the Landlord may in such event elect not to terminate this Agreement and forfeit the Deposit but to deduct from the Deposit the amount of any loss, damage, costs or expenses sustained by the Landlord as a result of any breach, non-observance or non-performance by the Tenant of any of the terms, covenants or conditions of this Agreement but without prejudice to the Landlord’s right of action against the Tenant for damages in excess thereof in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and, if the Tenant shall fail so to do, the Landlord shaI1 forthwith be entitled to re-enter on the premises and to determine this Agreement.

(b)	If the rent and/or any other charges payments and outgoings payable by the Tenant hereunder or any part thereof shall be in arrears for fifteen (15) days (whether the same shall have been formally demanded or not) or if the Tenant (being an individual or sole proprietor or partnership) shall commit an act of bankruptcy or shall have its Business Registration cancelled or (being a corporation) shall go into liquidation (either voluntary or otherwise) or a petition shall be filed for the winding up of the Tenant or the Tenant shall otherwise become insolvent or shall make any composition or arrangement with creditors or suffer any prosecution in respect of the non-payment of any money due to the Hong Kong Government or shall suffer any execution to be levied on the premises or otherwise on the Tenant’s goods or effects or if the Tenant persistently fails to pay the rent hereby stipulated as and when the same falls due then and in any of the said cases the Landlord shall be entitled at any time thereafter to re-enter upon the premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the Deposit shall be absolutely forfeited to the Landlord but without prejudice to the Landlord’s rights to claim damages and other reliefs against the Tenant for any loss or damage sustained by the Landlord AND a written notice served by the Landlord on the Tenant or left at the premises to the effect that the Landlord exercises the power of re-entry hereinbefore contained shall notwithstanding any statutory or common law provision to the contrary be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

(c)	Notwithstanding anything hereinbefore contained in the event of default in payment of rent and/or any other charges payments and outgoings on the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of two percent (2%) per month calculated from the date on which the same became due for payment until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

(d)	For the purpose of this Agreement, any act, default or omission of’ the agents, servants, licensees and visitors of the Tenant shall be deemed to be the act default or omission of the Tenant.

(e)

For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance and for the purpose of this Agreement, the rent payable in respect of the premises shall be deemed to be in arrear if not paid in advance at the time and in the manner hereinbefore provided. All costs of and incidental to the demand for rent, distraint or any legal action for the recovery of rent and any other sums due hereunder shall be recoverable from the Tenant as a debt.

(f)	The Landlord shall be entitled to treat non-payment of rates (if applicable) and of any other charges and payments payable by the Tenant hereunder or any part thereof in all respects as non-payment of rent under this Agreement.

(g)	It is hereby expressly agreed and declared that in the event of any breach of any terms, covenants or conditions on the part of the Tenant herein contained, the Landlord shall not by acceptance of rent or by any other act whatsoever or by any omission be deemed to have waived any such breach of terms, covenants or conditions notwithstanding any rule of law or equity to the contrary and that no consent to or waiver of any breach shall be binding on the Landlord unless the same is in writing under the hand of the Landlord.

5,	(a)	At the expiration or sooner determination of the Term, to yield up and deliver vacant possession of the premises to the Landlord together with the Landlord’s fixtures and fittings in good clean and tenantable repair and condition (fair wear and tear excepted) and thereupon to surrender to the Landlord all keys leading to all parts of the premises and to remove at the Tenant’s expense all fixtures, fittings, additions, signs, partitions, floor coverings, wall finishes, false ceilings, electrical installations and wirings, erections, and alterations made or installed upon or in the premises whether by the Tenant or by the previous occupiers of the premises and taken over by the Tenant and whether with or without the Landlord’s consent and to re-instate the premises to the satisfaction of the Landlord and make good and repair in a proper and workmanlike manner any damage caused by such removal or re-instatement Provided that the Tenant’s obligations relating to removal or re-instatement under this Clause may be modified or varied by the Landlord notifying the Tenant in writing that the Landlord requires the Tenant, without payment of any compensation, to retain all or any of the said fixtures, fittings, additions, signs, partitions, floor coverings, erections and alterations which the Tenant is otherwise liable hereunder to remove or at the discretion of the Landlord, to reinstate the premises to a bare shell condition and in the event of the Tenant failing so to do the Tenant shall on demand pay to the Landlord the costs of such re-instatement restoration or making good.

(b)	A certificate issued by the Landlord as to whether the Tenant has defaulted under sub-clause (a) of this Clause and the amount of damages suffered by the Landlord resulting therefrom shall (in the absence of manifest error) be conclusive and binding on the parties hereto.

6. In the event of the premises or any part thereof at any time during the Term being rendered or becoming inaccessible or unfit for occupation or use or subject to a closure order for any reason whatsoever (not attributable to the act or default of the Tenant) then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the premises shall again be rendered accessible or fit for occupation and use or until the premises cease to be subject to the closure order Provided that (a) the date of expiration of the Term shall not be postponed; (b) the Landlord may but is not obliged to repair or reinstate the premises; and (c) if the premises are not reinstated and rendered accessible or fit for occupation and use in the meantime, either the Landlord or Tenant may at any time after 3 months from the occurrence of such event rendering the premises inaccessible or unfit for occupation or use, give to the other of them notice in writing to determine this tenancy and thereupon the same and everything herein contained shall cease to have effect as from the date of the occurrence of such event rendering the premises inaccessible or unfit for occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the stipulations terms and conditions herein contained or of the Landlord its respect of the rent payable hereunder prior to the coming into effect of the cessation to pay rent.

7. Subject to Clause 20 hereof, the premises will be handed over to the Tenant on an existing “as is” basis. The Tenant declares and confirms that the Tenant has duly inspected and is fully satisfied with and accepts in all respects the existing state condition and finishes of the premises and/or the Building and shall not make any objection or raise any requisition whatsoever thereto or in connection therewith. The Landlord makes no warranty or representation as regards the state condition and finishes of the premises and/or the Building or the fixtures fittings installations structures decorations and erections therein or thereto (if any) or whether there are any unauthorized or illegal structures or works or alterations within or appertaining to the premises and/or the Building. In this connection, the Tenant hereby waives any right to claim against the Landlord for and the Landlord shall have no liability whatsoever to the Tenant or to any other person in respect of any loss damage or cost which the Tenant or any other person may suffer or incur as a result thereof. If it should be found, after the taking over of possession by the Tenant, that any installations, structures, alterations, fittings and finishes, openings, partitions or appurtenances of, in or appertaining to the premises were illegal or unauthorized, whether the same existed before or after the taking over of possession by the Tenant, the Tenant shall forthwith upon Request by the Landlord or by any competent parties, bodies or authorities restore, reinstate, dismantle, rectify or remedy the same or other render and make the same legal or duly authorized, and shall indemnify and keep the Landlord indemnified against any loss, costs, and expenditure suffered or incurred by the Landlord as a Tesult of the Tenant’s failure to observe and perform this clause. Upon giving reasonable notice to the Tenant, the Landlord shall also be entitled to enter upon the premises during reasonable hours to effect such remedy or to make and reach such arrangement or agreement with the relevant parties or authorities so as to remove the illegal or unauthorized elements. In such event, the Tenant shall also reimburse and indemnify and keep the Landlord indemnified against any claim by any third parties and any loss, costs, fees and other expenses suffered or incurred by the Landlord in effecting such remedy or in making or reaching such arrangement or agreement or as a result or in consequence thereof.

8. The Landlord shall not be in any way liable to the Tenant, his agents, servants, licensees, visitors of any person claiming any right, title or interest under the Tenant for any loss, damage or injury or loss of business which may be sustained by the Tenant or by any such person on account of the defective or damaged condition of the premises or the Landlord’s fixtures therein or any part thereof or of any lift in the Building and in particular the Landlord shall not be responsible to the Tenant or any such person for any damage caused by, through or in anywise owing to any typhoon, leakage of water or electric current from the water pipes, electric wiring or cable situated upon or in anyway connected with the premises and the Tenant shall make good the same by payment or otherwise and indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto unless the same shall result from the breach by the Landlord of one or more obligations hereby imposed after notice requiring compliance shall have been given and there shall not have been compliance within a reasonable time.

9. It is hereby further agreed that if at any time during the continuance of this Agreement the Government Rent, rates and management fee imposed in respect of the premises shall be increased, every such increase shall be borne by the Tenant (in the event that the rent expressed to be payable by the Tenant hereunder shall be exclusive of Government Rent, rates and management fee as stated in Part IV of the First Schedule hereto).

10. It is hereby declared that no premium, construction money, key money or any other consideration of a similar nature has been paid or given to the Landlord by the Tenant or other person or persons authorised by him for the possession of the premises or for the granting of the Term.

11. All legal costs and expenses incurred by the Landlord (on a solicitor and own client basis) in demanding payment of rent and/or any other legal proceedings taken by the Landlord against the Tenant as a result of default of payment of rent or any other amount payable by the Tenant or the breach by the Tenant of any terms, covenants and conditions herein contained shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit held by the Landlord hereunder but without prejudice to the Landlord’s right of action against the Tenant for damages in excess thereof.

12. Any notice required to be served hereunder shall be in writing and shall be deemed to be sufficiently served and given on the Tenant if sent to him by prepaid registered post or left addressed to him at or on the premises or at his last known address or registered office in Hong Kong and shall be sufficiently served and given on the Landlord if sent to him by prepaid registered post at the address given herein or any other address which the Landlord may notify to the Tenant from time to time.

13. This Agreement sets out the full agreement reached between the parties hereto and no other representations have been made or warranties given relating to the Landlord, the Tenant, the premises or the Building and if any such representation or warranty has been made, given or implied the same is hereby waived.

14. It is hereby declared that in this Agreement words importing the singular number only shall include the plural and vice versa; words importing masculine gender shall include the feminine and neuter genders; words importing persons shall include corporations; and where there are two (2) or more individuals included in the expression “the Tenant” the liabilities, covenants, conditions and stipulations expressed or implied to be made by or with the Tenant shall be deemed to be made by or with such individuals jointly and severally.

15.	(a)	All stamp duty payable on this Agreement under the Stamp Duty Ordinance (Chapter 117) shall be paid by the Tenant solely.

(b)	Each party shall bear its own solicitors’ costs and disbursements of and incidental to the preparation and completion to this Tenancy Agreement.

l6. Time shall be of the essence of this Agreement in every respect.

17. The parties hereto expressly agree the Contracts (Rights of Third Parties) Ordinance (Cap.623) shall not apply to this Tenancy Agreement.

l8. If at any time during the Term (a) the Landlord shall intend to sell, refurbish, renovate, re-develop, demolish or rebuild the premises or any part(s) thereof either alone or in conjunction with other premises (which shall be sufficiently evidenced by a certified copy of the resolution of its Board of Directors to that effect), or (b) the shareholder(s) of the Landlord or its holding company shall intend to sell the share capital of the Landlord or its holding company or any part thereof (which shall be sufficiently evidenced by a certified copy of the resolution of the shareholder(s) of the Landlord or its holding company, as the case may be, to that effect), then in any of such events the Landlord or its assigns or successors in title shall be entitled at any time during the Term to terminate this Agreement by giving to the Tenant not less than six (6) calendar months’ notice in writing (“such notice”) such notice to expire on any day, and immediately upon the expiry of such notice this Agreement shall be terminated and the Tenant shall not be entitled to claim against the Landlord or its assigns or successors in title for any compensation, but such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the terms and conditions herein contained.

19. The Tenant agrees that NG WAI LAM (@‘jg ) (holder of Hong Kong Identity Card No.Z039382(8)) will give and execute a Deed of Guarantee to the Landlord to secure the performance and observance of this Tenancy Agreement by the Tenant.

20. The Tenant acknowledges that NG WAI LAM (@’}g ) (“the existing tenant”) and the Tenant are related parties and agrees that the Tenant will make arrangements with the existing tenant for the delivery of possession of the premises and the Landlord shall assume no responsibility in respect thereof. The Teiiant agrees that possession of the premises shall be deemed to be delivered to the Tenant upon the commencement date and the Tenant shall accept the then condition finishes fixtures and fittings of the premises so delivered by the existing tenant to the Tenant.

THE FIRST SCHEDULE ABOVE REFERRED TO

Part I

Landlord :	JOY CLASSIC LIMITED whose registered office is situate at 8th Floor, V. Heun Building, No.138 Queen’s Road Central, Hong Kong.

Part II

Tenant :	AKAI HONOO CAPITAL LIMITED with a business name of g (B.R. No.68892726) whose registered office is situate at 5th Floor, Po Cheong Commercial Building, 29 Prat Avenue, Tsim Sha Tsui, Kowloon.

Part III

Term :	Commencing from the 1” day of May 2025 and expiring on the 15” day of August 2027 (both days inclusive).

Part IV

Rent :	HONG KONG DOLLARS TWENTY SIX THOUSAND AND THREE HUNDRED ONLY (HK$26,300.00) per calendar month exclusive of Government Rent, rates and management fees to be paid in advance without any deduction whatsoever on the 1st day of each and every calendar month.

Part V

Deposit :	HONG KONG DOLLARS NINETY FOUR THOUSAND FIVE HUNDRED AND TWENTY FOUR ONLY (HK$94,524.00) (equivalent to 3 months’ rent, Government Rent, rates and management fees).

THE SECOND SCHEDULE ABOVE REFERRED TO

(“the premises”)

5 Floor together with the Flat Roof appurtenant thereto, Po Cheong Commercial Building, No.29 Prat Avenue, Kowloon, Hong Kong.

AS WITNESS the hands of the parties hereto the day and year first above written.

Landlord

/s/ Joy Classic Limited

Joy Classic Limited

Tenant

/s/ Akai Honoo Capital Limited

Akai Honoo Capital Limited

RECEIVED on or before the day and year first above	)
written of and from the Tenant the sum of HONG	)
KONG DOLLARS NINETY FOUR THOUSAND	) HK$94 524 00
FIVE HUN DRED AND TWENTY FOUR ONLY	)
being the deposit money above expressed to be paid	)
by the Tenant to the Landlord.	)
/s/ Joy Classic Limite

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